Berkshire Hills Reports 50% First Quarter Core EPS Growth

Dividend Declared

Pittsfield, MA – April 24, 2012 – Berkshire Hills Bancorp, Inc. (NASDAQ: BHLB) reported $0.45 in first quarter core earnings per share, a 50% increase over first quarter 2011 core earnings of $0.30 per share. This increase resulted from ongoing business expansion together with the benefit of the acquisitions of Rome Bancorp and Legacy Bancorp. GAAP net income included nonrecurring and merger related expenses, together with income from discontinued operations. These non-core items together equated to a first quarter after-tax charge of $0.17 per share in 2012 compared to $0.10 per share in 2011. Including these non-core items, first quarter GAAP net income was $0.28 per share, compared to $0.20 per share in the first quarter of 2011.

FIRST QUARTER FINANCIAL HIGHLIGHTS

•	50% increase in core earnings per share, compared to first quarter of 2011
•	10% annualized revenue growth, compared to linked quarter
•	11% annualized loan growth
•	11% annualized deposit growth
•	3.62% net interest margin
•	0.58% non-performing assets/total assets
•	0.24% annualized net loan charge-offs/average loans
•	0.94% core ROA (0.59% GAAP ROA)
•	59% efficiency ratio

Berkshire President and CEO, Michael P. Daly, stated, “We maintained strong momentum as we started the year, including a 9% annualized increase in core EPS compared to the prior quarter. We continue to have strong growth in our balance sheet, while maintaining a solid net interest margin. Our fee revenue also grew strongly during the quarter, while our focused expense discipline resulted in operating costs a little better than our expectations. Our core profitability improved and we are generating positive core operating leverage, with revenue growth exceeding expense growth. Our loan performance metrics remain favorable and improving. We are maintaining the momentum we need to achieve our earnings growth targets and to generate revenue growth through further market share gains.”

BHLB - Berkshire Hills Bancorp	Page 1	www.berkshirebank.com

Mr. Daly continued, “We are pleased with the progress of our strategic acquisitions of the operations of Greenpark Mortgage Corporation and CBT – The Connecticut Bank and Trust Company. We look forward to having the well regarded Greenpark team join us in the current quarter, and our partnership with them contributed to our first quarter results. The Connecticut Bank and Trust Company acquisition was completed on schedule on April 20. We are now operating 8 branches in the Greater Hartford area, bringing our total branch count to 68, and introducing our brand and products into this attractive market. We look forward to additional revenue and earnings growth from both of these strategic initiatives, along with the benefits to all of our business lines from this further expansion of our footprint.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.17 per share to shareholders of record at the close of business on May 10, 2012, payable on May 24, 2012. This dividend equated to a 3.0% yield based on the $22.67 average closing price of Berkshire’s common stock in the first quarter of 2012.

FINANCIAL CONDITION

Total assets increased at a 4% annualized rate during the first quarter of 2012 including 11% annualized loan growth. The $82 million increase in loans primarily resulted from increased bookings of Massachusetts residential mortgages relating to the partnership with Greenpark Mortgage during the transition period prior to the planned acquisition in the second quarter. Commercial business loans increased at an 18% annualized rate, and the pipeline of pending commercial loans grew including the benefit of Berkshire’s recent expansion in Central/Eastern Massachusetts with the opening of its Westborough commercial lending office. The Bank plans to continue to maintain an asset sensitive interest rate profile based on commercial loan growth and the integration of the CBT balance sheet. All major categories of deposit account balances increased, with growth continuing to come primarily from Berkshire’s expanding New York region, including a new office in Colonie, New York. In January, the Company completed the divestiture of the deposits of four former Legacy New York offices which were reported as discontinued operations at the end of 2011.

Asset performance remained favorable and improving in the most recent quarter, with non-performing assets decreasing to 0.58% of total assets, and the annualized ratio of net loan charge-offs/average loans decreasing to 0.24%. The allowance for loan losses increased slightly to $32.7 million, measuring 1.07% of loans and 143% of non-performing loans at the end of the quarter.

Capital ratios were little changed during the most recent quarter, with tangible equity/assets measuring 8.8% and total equity/assets measuring 13.8% at quarter-end. Tangible book value per share increased to $15.81 from $15.60 during the quarter, while total book value per share increased to $26.28 from $26.17.

BHLB - Berkshire Hills Bancorp	Page 2	www.berkshirebank.com

RESULTS OF OPERATIONS

First quarter results in 2012 included the operations of Rome Bancorp (acquired on April 1, 2011) and Legacy Bancorp (acquired on July 21, 2011), along with the per share impact of shares issued as merger consideration for those acquisitions. Most first quarter categories of income and expense increased from year-to-year due to these acquisitions. This discussion therefore primarily compares the most recent quarter to the fourth quarter of 2011, which also included these acquired operations. The core return on assets increased to 0.94% in the most recent quarter from 0.93% in the prior quarter. The GAAP ROA was 0.59% compared to 0.85% for these periods, respectively, including noncore expense charges.

Total net revenue increased by $1.0 million (10% annualized) in the most recent quarter, compared to the linked quarter. This growth was due to an increase in fee income, including the benefit of increases in mortgage secondary market income, insurance income, and wealth management income. These increases included increased business volume in these areas, along with some seasonal and pricing related factors. Net interest income was stable compared to the prior quarter, and the net interest margin increased slightly to 3.62%. Loan growth was weighted towards the latter part of the quarter and is expected to produce a higher proportionate revenue benefit in the second quarter. The provision for loan losses decreased to $2.0 million in the most recent quarter from $2.3 million in the prior quarter. Net loan charge-offs totaled $1.8 million during the quarter.

Core non-interest expense increased by $0.4 million (7% annualized) in the most recent quarter, compared to the linked quarter. Expense growth included the impact of office expansion in retail and commercial banking. The efficiency ratio remained unchanged at 59%. Net non-recurring and merger related expense totaled $2.9 million after-tax in the most recent quarter. This included merger related expenses for the Legacy and CBT acquisitions, disposition costs of excess premises in Pittsfield following the Legacy integration, and systems conversion costs related to the core systems conversion planned for later in 2012. Additionally, the Company recorded a $0.6 million after-tax non-core charge related to the divestiture of four New York branches in January. This charge included $0.4 million in income tax expense due to the non-deductibility of the goodwill associated with these branches. The effective income tax rate on core income from continuing operations was 27% in the most recent quarter, compared to a 24% effective tax rate for the year 2011, reflecting the expectation of higher core income in 2012.

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS OF CBT – THE CONNECTICUT BANK AND TRUST COMPANY

Included in the financial exhibits to this news release are unaudited selected first quarter financial highlights of CBT. This information does not include all items which may affect the final financial statements of CBT as of March 31, 2012 and it does not include non-core charges related to the merger of CBT into Berkshire. Additional financial information about CBT will be provided in the notes to the financial statements of Berkshire as of June 30, 2012, which will reflect the acquisition of CBT as of April 20, 2012.

BHLB - Berkshire Hills Bancorp	Page 3	www.berkshirebank.com

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Wednesday, April 25, 2012 to discuss the results for the quarter and guidance about expected future results. Participants should dial-in to the call a few minutes before it begins. Information about the conference call follows:

Dial-in: 866-843-0890

Elite Entry Number: 3494596

Webcast:	www.berkshirebank.com (investor relations link)

A telephone replay of the call will be available through May 2, 2012 by calling 877-344- 7529 and entering access code: 10011976. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank - America's Most Exciting Bank(SM). Including the recently acquired operations of CBT, Berkshire has $4.3 billion in assets and 68 full service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services. Berkshire Bank provides 100% deposit insurance protection for all deposit accounts, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). For more information, visit www.berkshirebank.com or call 800-773-5601.

FORWARD LOOKING STATEMENTS

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements made in this document.

BHLB - Berkshire Hills Bancorp	Page 4	www.berkshirebank.com

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs, restructuring costs, and systems conversion costs. Similarly, the efficiency ratio is also adjusted for these non-core items and for tax preference items. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. Non-GAAP expense adjustments are primarily related to charges related to merger and acquisition activity. These charges consist primarily of severance/benefit related expenses, contract termination costs, and professional fees. There are additionally non-GAAP adjustments related to non-recurring securities gains, discontinued operations, the disposition of excess properties, and core systems conversion costs. Tax adjustments are based on an analysis of tax accruals for core income and for GAAP income, with the net difference included with non-core items and reflecting the timing impacts of tax expense estimates.

# # #

CONTACTS

Investor Relations Contact

David Gonci

Investor Relations Officer

413-281-1973

Media Contact

Lori Gazzillo

AVP, Community Relations

413-822-1695

BHLB - Berkshire Hills Bancorp	Page 5	www.berkshirebank.com

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED - F-1

	March 31,	December 31,
(In thousands)	2012	2011
Assets
Cash and due from banks	$34,117	$46,713
Short-term investments	11,186	28,646

Trading security	16,847	17,395
Securities available for sale, at fair value	423,580	419,756
Securities held to maturity, at amortized cost	59,533	58,912
Federal Home Loan Bank stock and other restricted securities	35,282	37,118
Total securities	535,242	533,181

Loans held for sale	-	1,455

Residential mortgages	1,100,663	1,020,435
Commercial mortgages	1,147,455	1,156,241
Commercial business loans	429,627	410,292
Consumer loans	361,255	369,602
Total loans	3,039,000	2,956,570
Less: Allowance for loan losses	(32,657)	(32,444)
Net loans	3,006,343	2,924,126

Premises and equipment, net	61,661	60,139
Other real estate owned	439	1,900
Goodwill	202,397	202,391
Other intangible assets	19,662	20,973
Cash surrender value of bank-owned life insurance	75,652	75,009
Other assets	82,628	91,309
Assets from discontinued operations	-	5,362
Total assets	$4,029,327	$3,991,204

Liabilities and stockholders' equity
Demand deposits	$450,497	$447,414
NOW deposits	294,411	272,204
Money market deposits	1,089,742	1,055,306
Savings deposits	365,289	350,517
Total non-maturity deposits	2,199,939	2,125,441
Time deposits	984,228	975,734
Total deposits	3,184,167	3,101,175

Borrowings	236,240	221,938
Junior subordinated debentures	15,464	15,464
Total borrowings	251,704	237,402

Other liabilities	36,622	43,758
Liabilities from discontinued operations	-	55,504
Total liabilities	3,472,493	3,437,839

Total stockholders' equity	556,834	553,365
Total liabilities and stockholders' equity	$4,029,327	$3,991,204

(1)	At year end 2011, four branches were held for sale as discontinued operations and sold in the first quarter of 2012

F-1

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - F-2

LOAN ANALYSIS

			Organic annualized growth %
(Dollars in millions)	March 31, 2012 Balance	December 31, 2011 Balance	First Quarter 2012

Total residential mortgages	$1,101	$1,020	32%

Total commercial mortgages	1,147	1,156	(3)
Total commercial business loans	430	411	18
Total commercial loans	1,577	1,567	3

Total consumer loans	361	370	(9)
Total loans	$3,039	$2,957	11%

DEPOSIT ANALYSIS

			Organic annualized growth %
(Dollars in millions)	March 31, 2012 Balance	December 31, 2011 Balance	First Quarter 2012
Demand	$451	$447	4%
NOW	294	272	32
Money market	1,090	1,055	13
Savings	365	351	16
Total non-maturity deposits	2,200	2,125	14

Time less than $100,000	479	487	(7)
Time $100,000 or more	505	489	13
Total time deposits	984	976	3
Total deposits	$3,184	$3,101	11%

(1)	Organic annualized growth rates are calculated on organic growth only, which excludes the impact of mergers and divestitures.
(2)	Quarterly data may not sum to annualized data due to rounding

F-2

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - F-3

	Three Months Ended
	March 31,
(In thousands, except per share data)	2012	2011
Interest and dividend income
Loans	$35,051	$24,606
Securities and other	3,621	3,307
Total interest and dividend income	38,672	27,913
Interest expense
Deposits	5,502	5,715
Borrowings and junior subordinated debentures	2,025	2,052
Total interest expense	7,527	7,767
Net interest income	31,145	20,146
Non-interest income
Loan related fees	1,373	591
Deposit related fees	3,500	2,541
Insurance commissions and fees	2,746	3,730
Wealth management fees	1,900	1,192
Total fee income	9,519	8,054
Other	241	80
Non-recurring gain	42	-
Total non-interest income	9,802	8,134
Total net revenue	40,947	28,280
Provision for loan losses	2,000	1,600
Non-interest expense
Compensation and benefits	13,589	11,151
Occupancy and equipment	4,395	3,435
Technology and communications	1,958	1,466
Marketing and professional services	1,716	1,213
Supplies, postage and delivery	562	454
FDIC premiums and assessments	681	1,027
Other real estate owned	179	609
Amortization of intangible assets	1,311	716
Nonrecurring and merger related expenses	4,223	1,708
Other	1,580	1,410
Total non-interest expense	30,194	23,189

Income from continuing operations before income taxes	8,753	3,491
Income tax expense	2,272	656
Net income from continuing operations	6,481	2,835
Loss from discontinued operations before income taxes (including gain on disposal of $63)	(261)	-
Income tax expense	376	-
Net loss from discontinued operations	(637)	-
Net income	$5,844	$2,835

Basic and diluted earnings per share:
Continuing operations	$0.31	$0.20
Discontinued operations	(0.03)	-
Total basic and diluted earnings per share	$0.28	$0.20

Weighted average shares outstanding:
Basic	20,955	13,943
Diluted	21,062	13,981

(1)	Discontinued operations are described in Note 3 on Page F-1. Loss from discontinued operations includes operating losses in the first quarter of 2012 (including divestiture costs), and the gain on the sale of four branches in the same quarter, net of taxes

F-3

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - F-4

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands, except per share data)	2012	2011	2011	2011	2011
Interest and dividend income
Loans	$35,051	$35,466	$35,719	$28,607	$24,606
Securities and other	3,621	3,562	3,547	3,446	3,307
Total interest and dividend income	38,672	39,028	39,266	32,053	27,913
Interest expense
Deposits	5,502	5,792	6,097	5,768	5,715
Borrowings and junior subordinated debentures	2,025	2,101	2,131	2,084	2,052
Total interest expense	7,527	7,893	8,228	7,852	7,767
Net interest income	31,145	31,135	31,038	24,201	20,146
Non-interest income
Loan related fees	1,373	856	934	780	591
Deposit related fees	3,500	3,848	3,885	3,366	2,541
Insurance commissions and fees	2,746	2,145	2,431	2,782	3,730
Wealth management fees	1,900	1,650	1,607	1,389	1,192
Total fee income	9,519	8,499	8,857	8,317	8,054
Other	241	318	(158)	(277)	80
Gain on sale of securities, net	-	8	-	6	-
Non-recurring gain	42	-	1,975	124	-
Total non-interest income	9,802	8,825	10,674	8,170	8,134
Total net revenue	40,947	39,960	41,712	32,371	28,280
Provision for loan losses	2,000	2,263	2,200	1,500	1,600
Non-interest expense
Compensation and benefits	13,589	13,172	13,195	12,027	11,151
Occupancy and equipment	4,395	4,063	3,883	3,546	3,435
Technology and communications	1,958	2,464	1,996	1,531	1,466
Marketing and professional services	1,716	1,565	1,873	1,557	1,213
Supplies, postage and delivery	562	555	545	507	454
FDIC premiums and assessments	681	542	923	741	1,027
Other real estate owned	179	153	541	700	609
Amortization of intangible assets	1,311	1,314	1,271	935	716
Nonrecurring and merger related expenses	4,223	3,678	9,091	5,451	1,708
Other	1,580	2,024	1,392	1,627	1,410
Total non-interest expense	30,194	29,530	34,710	28,623	23,189

Income from continuing operations before income taxes	8,753	8,167	4,802	2,248	3,491
Income tax expense	2,272	609	405	371	656
Net income fro\m continuing operations	6,481	7,558	4,397	1,877	2,835
(Loss) gain from discontinued operations before income taxes (including gain on disposals)	(261)	4,692	(8)	-	-
Income tax expense (benefit)	376	3,773	(3)	-	-
Net (loss) gain from discontinued operations	(637)	919	(5)	-	-
Net income	$5,844	$8,477	$4,392	$1,877	$2,835

Basic and diluted earnings per share:
Continuing operations	$0.31	$0.36	$0.22	$0.11	$0.20
Discontinued operations	(0.03)	0.04	-	-	-
Total basic and diluted earnings per share	$0.28	$0.44	$0.22	$0.11	$0.20

Weighted average shares outstanding:
Basic	20,955	20,930	20,009	16,580	13,943
Diluted	21,062	21,043	20,105	16,601	13,981

(1)	The Company acquired Rome Bancorp on April 1, 2011. The income statement includes operations from that date.
(2)	The Company acquired Legacy Bancorp on July 21, 2011. The income statement includes operations from that date.

F-4

BERKSHIRE HILLS BANCORP, INC.
ASSET QUALITY ANALYSIS - F-5

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$8,281	$7,010	$4,750	$2,811	$1,529
Commercial mortgages	12,151	14,280	13,721	9,600	9,510
Commercial business loans	1,029	990	1,399	1,764	1,507
Consumer loans	1,411	1,954	1,834	862	763
Total non-accruing loans	22,872	24,234	21,704	15,037	13,309
Other real estate owned	439	1,900	2,200	1,700	2,400
Total non-performing assets	$23,311	$26,134	$23,904	$16,737	$15,709

Total non-accruing loans/total loans	0.75%	0.82%	0.72%	0.61%	0.62%
Total non-performing assets/total assets	0.58%	0.65%	0.58%	0.52%	0.54%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$32,444	$32,181	$31,919	$31,898	$31,898
Charged-off loans	(1,923)	(2,313)	(2,061)	(1,564)	(1,758)
Recoveries on charged-off loans	136	313	123	85	158
Net loans charged-off	(1,787)	(2,000)	(1,938)	(1,479)	(1,600)
Provision for loan losses	2,000	2,263	2,200	1,500	1,600
Balance at end of period	$32,657	$32,444	$32,181	$31,919	$31,898

Allowance for loan losses/total loans	1.07%	1.10%	1.07%	1.30%	1.49%
Allowance for loan losses/non-accruing loans	143%	134%	148%	212%	240%

NET LOAN CHARGE-OFFS
Residential mortgages	$(381)	$(449)	$(292)	$(225)	$(124)
Commercial mortgages	(1,116)	(1,198)	(1,099)	(597)	(963)
Commercial business loans	(3)	(244)	(463)	(435)	(222)
Home equity	(247)	(90)	7	(68)	(79)
Other consumer	(40)	(19)	(91)	(154)	(212)
Total, net	$(1,787)	$(2,000)	$(1,938)	$(1,479)	$(1,600)

Net charge-offs (QTD annualized)/average loans	0.24%	0.27%	0.27%	0.24%	0.30%
Net charge-offs (YTD annualized)/average loans	0.24%	0.27%	0.27%	0.27%	0.30%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.55%	0.55%	0.79%	0.50%	0.59%
90+ Days delinquent and still accruing	0.40%	0.34%	0.22%	0.12%	0.11%
Total accruing delinquent loans	0.95%	0.89%	1.01%	0.62%	0.70%
Non-accruing loans	0.75%	0.82%	0.72%	0.61%	0.62%
Total delinquent and non-accruing loans	1.70%	1.71%	1.73%	1.23%	1.32%

(1)	The above schedule includes balances associated with discontinued operations

F-5

	At or for the Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011

PERFORMANCE RATIOS
Core return on assets	0.94%	0.93%	0.89%	0.72%	0.59%
Return on assets	0.59	0.85	0.45	0.23	0.39
Core return on equity	6.80	6.74	6.50	5.15	4.31
Return on equity	4.23	6.16	3.31	1.67	2.89
Net interest margin, fully taxable equivalent	3.62	3.61	3.74	3.52	3.30
Fee income/Net interest and fee income	23.44	21.44	22.20	25.58	28.56
Efficiency ratio	59.27	59.44	59.62	66.22	71.03

GROWTH
Total commercial loans, year-to-date (annualized)	3%	29%	38%	20%	-%
Total loans, year-to-date (annualized)	11	38	54	29	-
Total deposits, year-to-date (annualized)	11	41	63	26	7
Total net revenues, year-to-date, compared to prior year	43	33	28	15	6
Earnings per share, year-to-date, compared to prior year	40	(2)	(26)	(37)	(17)
Core earnings per share, year-to-date, compared to prior year	50	53	50	33	25

FINANCIAL DATA (In millions)
Total assets	$4,029	$3,991	$4,087	$3,226	$2,886
Total loans	3,039	2,957	3,003	2,452	2,145
Allowance for loan losses	33	32	32	32	32
Total intangible assets	222	223	233	193	172
Total deposits	3,184	3,101	3,249	2,486	2,241
Total stockholders' equity	557	553	547	445	391
Total core income	9.4	9.3	8.6	5.8	4.2
Total net income	5.8	8.5	4.4	1.9	2.8

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.24%	0.27%	0.27%	0.24%	0.30%
Non-performing assets/total assets	0.58	0.65	0.58	0.52	0.54
Allowance for loan losses/total loans	1.07	1.10	1.07	1.30	1.49
Allowance for loan losses/non-accruing loans	143	134	148	212	240

PER SHARE DATA
Core earnings, diluted	$0.45	$0.44	$0.43	$0.35	$0.30
Net earnings, diluted	0.28	0.40	0.22	0.11	0.20
Tangible book value	15.81	15.60	14.86	15.07	15.52
Total book value	26.28	26.17	25.87	26.61	27.69
Market price at period end	22.92	22.19	18.47	22.39	20.83
Dividends	0.17	0.17	0.16	0.16	0.16

CAPITAL RATIOS
Stockholders' equity to total assets	13.82%	13.86%	13.38%	13.80%	13.54%
Tangible stockholders' equity to tangible assets	8.80	8.76	8.15	8.31	8.07

(1)	Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 Tangible assets are total assets less total intangible assets
(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable
(3)	The above schedule does not reclassify balances associated with discontinued operations, which are reclassified from period end balances on the balance sheet

F-6

BERKSHIRE HILLS BANCORP, INC.
AVERAGE BALANCES - F-7

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(In thousands)	2012	2011	2011	2011	2011
Assets
Loans:
Residential mortgages	$1,057,903	$1,039,025	$1,004,950	$802,460	$651,059
Commercial mortgages	1,153,690	1,166,989	1,140,691	973,557	929,564
Commercial business loans	412,237	392,542	383,059	333,700	283,747
Consumer loans	366,035	376,385	376,754	311,057	281,069
Total loans	2,989,865	2,974,941	2,905,454	2,420,774	2,145,439
Securities	525,109	515,128	474,435	405,670	403,549
Short-term investments	15,107	20,748	34,293	4,688	12,035
Total earning assets	3,530,081	3,510,817	3,414,182	2,831,132	2,561,023
Goodwill and other intangible assets	223,930	230,864	229,594	196,292	172,653
Other assets	235,909	247,376	226,757	186,785	142,789
Total assets	$3,989,920	$3,989,057	$3,870,533	$3,214,209	$2,876,465

Liabilities and stockholders' equity
Deposits:
NOW	$272,239	$274,041	$256,662	$229,980	$215,191
Money market	1,084,948	953,162	853,128	778,055	746,366
Savings	359,859	446,672	476,230	317,232	234,838
Time	983,696	1,028,817	1,029,555	809,768	737,551
Total interest-bearing deposits	2,700,742	2,702,692	2,615,575	2,135,035	1,933,946
Borrowings and debentures	257,389	248,611	253,018	269,665	229,878
Total interest-bearing liabilities	2,958,131	2,951,303	2,868,593	2,404,700	2,163,824
Non-interest-bearing demand deposits	439,015	448,952	432,381	334,171	293,895
Other liabilities	40,039	38,110	38,431	25,268	26,862
Total liabilities	3,437,185	3,438,365	3,339,405	2,764,139	2,484,581

Total stockholders' equity	552,735	550,692	531,128	450,070	391,884
Total liabilities and stockholders' equity	$3,989,920	$3,989,057	$3,870,533	$3,214,209	$2,876,465

Supplementary data
Total non-maturity deposits	$2,156,061	$2,122,827	$2,018,401	$1,659,438	$1,490,290
Total deposits	3,139,757	3,151,644	3,047,956	2,469,206	2,227,841
Fully taxable equivalent income adj.	669	674	673	675	679

(1)	The above schedule does not reclassify balances associated with discontinued operations, which are reclassified from period end balances on the balance sheet

F-7

BERKSHIRE HILLS BANCORP, INC.
AVERAGE YIELDS (Fully Taxable Equivalent - Annualized) - F-8

	Quarters Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2012	2011	2011	2011	2011

Earning assets
Loans:
Residential mortgages	4.63%	4.68%	4.82%	4.97%	5.04%
Commercial mortgages	5.01	5.17	5.44	4.74	4.68
Commercial business loans	4.76	4.44	4.78	4.89	4.69
Consumer loans	3.98	4.03	4.17	3.97	3.63
Total loans	4.72	4.74	4.97	4.74	4.65
Securities	3.29	3.26	3.53	4.07	4.01
Short-term investments	0.07	0.14	0.03	0.19	0.13
Total earning assets	4.48	4.49	4.72	4.64	4.53

Funding liabilities
Deposits:
NOW	0.26	0.39	0.49	0.31	0.33
Money Market	0.55	0.62	0.66	0.69	0.75
Savings	0.20	0.19	0.18	0.26	0.31
Time	1.51	1.52	1.67	2.00	2.19
Total interest-bearing deposits	0.82	0.87	0.95	1.08	1.20
Borrowings and debentures	3.16	3.35	3.34	3.10	3.62
Total interest-bearing liabilities	1.02	1.06	1.16	1.31	1.46

Net interest spread	3.46	3.43	3.56	3.33	3.07
Net interest margin	3.62	3.61	3.74	3.52	3.30

Cost of funds	0.89	0.92	1.01	1.15	1.28
Cost of deposits	0.71	0.73	0.82	0.94	1.04

(1)	Cost of funds includes all deposits and borrowings
(2)	The above schedule includes yields associated with discontinued operations, although the related income is excluded from income from continuing operations on the income statement. This schedule also includes balances associated with discontinued operations

F-8

BERKSHIRE HILLS BANCORP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - F-9

		At or for the Quarters Ended
		Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(Dollars in thousands)		2012	2011	2011	2011	2011
Net income		$5,844	$8,477	$4,392	$1,877	$2,835
Adj: Gain on sale of securities, net		-	(8)	-	(6)	-
Adj: Other non-recurring gain		(42)	-	(1,975)	(124)	-
Plus: Nonrecurring and merger related expense		4,223	3,678	9,091	5,451	1,708
Adj: Income taxes		(1,255)	(1,947)	(2,884)	(1,400)	(316)
Adj: pre-tax loss (income) from discontinued operations		261	(4,692)	8	-	-
Adj: income taxes from discontinued operations		376	3,773	(3)	-	-
Total core income	(A)	$9,407	$9,281	$8,629	$5,798	$4,227

Total non-interest income		$9,878	$8,825	$10,766	$8,170	$8,009
Adj: Gain on sale of securities, net		-	(8)	-	(6)	-
Adj: Other non-recurring gain		(42)	-	(1,975)	(124)	-
Total core non-interest income		9,836	8,817	8,791	8,040	8,009
Net interest income		31,138	31,135	31,551	24,201	20,146
Total core revenue		$40,974	$39,952	$40,342	$32,241	$28,155

Total non-interest expense		$30,524	$29,533	$35,320	$28,623	$23,189
Less: Merger related expense		(4,223)	(3,678)	(9,091)	(5,451)	(1,708)
Core non-interest expense		26,301	25,855	26,229	23,172	21,481
Less: Amortization of intangible assets		(1,318)	(1,314)	(1,382)	(935)	(716)
Total core tangible non-interest expense		$24,983	$24,541	$24,847	$22,237	$20,765

(Dollars in millions, except per share data)
Total average assets	(B)	$3,990	$3,989	$3,871	$3,214	$2,876
Total average stockholders' equity	(C)	553	551	531	450	392

Total stockholders' equity, period-end		557	553	547	445	391
Less: Intangible assets, period-end		(222)	(223)	(233)	(193)	(172)
Total tangible stockholders' equity, period-end	(D)	335	330	314	252	219

Total shares outstanding, period-end (thousands)	(E)	21,191	21,147	21,134	16,721	14,115
Average diluted shares outstanding (thousands)	(F)	21,062	21,043	20,105	16,601	13,981

Core earnings per share, diluted	(A/F)	$0.45	$0.44	$0.43	$0.35	$0.30
Tangible book value per share, period-end	(D/E)	$15.81	$15.60	$14.86	$15.07	$15.52

Core return (annualized) on assets	(A/B)	0.94%	0.93%	0.89%	0.72%	0.59%
Core return (annualized) on equity	(A/C)	6.80	6.74	6.50	5.15	4.31
Efficiency ratio (1)		59.27	59.44	59.62	66.22	71.03

Supplementary data
Tax credit benefit of tax shelter investments		$505	$664	$664	$664	$405

(1)	Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency
(2)	Ratios are annualized and based on average balance sheet amounts, where applicable
(3)	Quarterly data may not sum to year-to-date data due to rounding

F-9

THE CONNECTICUT BANK AND TRUST COMPANY
UNAUDITED SELECTED FINANCIAL HIGHLIGHTS - F-10

	March 31,	December 31,
(In thousands)	2012	2011
Selected Financial Condition Data:
Loans:
Commercial mortgages	$130,242	$133,215
Other commercial loans	58,732	68,022
Consumer and other loans	25,413	25,796
Total loans	214,387	227,033

Deposits:
Demand deposits	51,200	52,014
NOW deposits	26,835	24,002
Savings and money market deposits	66,572	67,252
Time deposits	72,575	76,737
Total deposits	217,182	220,005

	Three Months Ended
	March 31,
	2012	2011
Selected Operating Data:
Core net interest income	$2,380	$2,494
Core non-interest income	227	208
Core non-interest expense	2,590	2,527

(1)	Core income and expense information excludes non-core merger related items

F-10